Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Strong Third-Quarter 2011 Results

(Houston — November 2, 2011) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $281 million, or $1.47 per diluted limited partner unit, for the third quarter of 2011 as compared to net income attributable to Plains for the third quarter of 2010 of $81 million, or $0.28 per diluted limited partner unit. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $421 million for the third quarter of 2011 compared to reported EBITDA of $205 million for the third quarter of 2010.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods. These items are excluded from adjusted results, as detailed in the table below. Accordingly, the Partnership’s third quarter 2011 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $274 million, $1.42 and $414 million, respectively, as compared to respective measures for the third quarter of 2010 of $140 million, $0.70 and $264 million. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures and reconciliations of such measures to the comparable GAAP measures.)

“PAA delivered excellent third-quarter results, substantially exceeding the high-end of our original third-quarter guidance and slightly ahead of our updated outlook provided in September,” stated Greg L. Armstrong, Chairman & CEO of Plains All American.  “As a result of our solid nine-month performance and favorable fourth-quarter outlook, we increased the mid-point of our 2011 adjusted EBITDA guidance to $1.538 billion.  This represents a 26% increase over the initial 2011 guidance of $1.225 billion we provided at the beginning of the year and nearly a 40% increase over 2010 results.”

“The Partnership is on track to meet or exceed the four public goals established at the beginning of 2011,” said Armstrong.  “As a result of our investments in 2011 and our planned investments for 2012, PAA is well positioned to continue to deliver strong performance in 2012 and beyond.”  Armstrong noted that the Partnership ended the third quarter with a strong balance sheet, credit metrics favorable to PAA’s targeted credit profile and approximately $2.5 billion of committed liquidity.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Selected Items Impacting Comparability - Income / (Loss) (1):
Gains/(losses) from other derivative activities	$30	$(42)	$71	$(2)
Equity compensation expense (2)	(6)	(10)	(40)	(34)
Net loss on early repayment of senior notes	—	(6)	(23)	(6)
Loss on foreign currency revaluation (3)	(17)	—	(17)	—
Other (4)	—	(1)	(2)	(2)
Selected items impacting comparability of net income attributable to Plains	7	(59)	(11)	(44)
Less: GP 2% portion of selected items impacting comparability	—	1	—	1
LP 98% portion of selected items impacting comparability	$7	$(58)	$(11)	$(43)

Impact to basic net income per limited partner unit	$0.05	$(0.42)	$(0.07)	$(0.32)
Impact to diluted net income per limited partner unit	$0.05	$(0.42)	$(0.07)	$(0.32)

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2) Equity compensation expense for both the three and nine months ended September 30, 2011 and 2010 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(3) Currently included as a selected item impacting comparability in periods with significant activity.

(4) Includes other immaterial selected items impacting comparability such as those impacting our subsidiary, PAA Natural Gas Storage, L.P., as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the third quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	September 30, 2011			September 30, 2010
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$300	$191	$8,545	$265	$127	$6,179
Purchases and related costs (1)	(34)	(45)	(8,259)	(17)	(5)	(6,104)
Field operating costs (excluding equity compensation expense) (1)	(97)	(38)	(84)	(88)	(37)	(49)
Equity compensation expense - operations	(1)	—	—	(3)	—	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(16)	(11)	(20)	(15)	(9)	(18)
Equity compensation expense - general and administrative	(4)	(2)	(3)	(6)	(3)	(5)
Equity earnings in unconsolidated entities	4	—	—	1	—	—
Reported segment profit	$152	$95	$179	$137	$73	$2

Selected items impacting comparability of segment profit:
Equity compensation expense (3)	3	1	2	5	2	3
(Gains)/losses from other derivative activities	—	—	(30)	—	—	43
Loss on foreign currency revaluation	—	—	10	—	—	—
Subtotal	3	1	(18)	5	2	46
Segment profit excluding selected items impacting comparability	$155	$96	$161	$142	$75	$48

Maintenance capital	$17	$6	$2	$21	$5	$3

	Nine Months Ended			Nine Months Ended
	September 30, 2011			September 30, 2010
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$864	$516	$24,567	$774	$362	$17,993
Purchases and related costs (1)	(88)	(88)	(23,794)	(52)	(16)	(17,625)
Field operating costs (excluding equity compensation expense) (1)	(293)	(122)	(225)	(258)	(106)	(144)
Equity compensation expense - operations	(6)	(1)	(1)	(7)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(49)	(35)	(67)	(48)	(29)	(56)
Equity compensation expense - general and administrative	(21)	(11)	(16)	(18)	(8)	(15)
Equity earnings in unconsolidated entities	9	—	—	3	—	—
Reported segment profit	$416	$259	$464	$394	$202	$152

Selected items impacting comparability of segment profit:
Equity compensation expense (3)	18	10	12	17	7	10
(Gains)/losses from other derivative activities	—	—	(72)	—	—	6
Loss on foreign currency revaluation	—	—	10	—	—	—
Other	—	4	—	—	—	—
Subtotal	18	14	(50)	17	7	16
Segment profit excluding selected items impacting comparability	$434	$273	$414	$411	$209	$168

Maintenance capital	$52	$16	$9	$43	$13	$6

(1) Includes intersegment amounts.

(2) Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses in the Facilities segment for the 2011 period.

(3) Equity compensation expense for both the three and nine months ended September 30, 2011 and 2010 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the third quarter of 2011 increased 9% over comparable 2010 results, primarily due to increased tariff revenues partially offset by higher field operating costs.

Adjusted segment profit for the Facilities segment for the third quarter of 2011 increased 28% over comparable 2010 results, primarily due to capacity increases from organic growth capital projects and the Southern Pines acquisition.

Adjusted segment profit for the Supply and Logistics segment for the third quarter of 2011 increased 235% over comparable 2010 results due primarily to a combination of higher lease gathering volumes and margins related to high levels of drilling activity in areas that we service, our December 2010 acquisition of Nexen’s crude oil business in the Bakken and favorable crude oil market conditions.

The Partnership’s basic weighted average units outstanding for the third quarter of 2011 totaled 149 million (150 million diluted) as compared to 136 million (137 million diluted) in last year’s third quarter. On September 30, 2011, the Partnership had approximately 149 million units outstanding, long-term debt of approximately $4.5 billion and a long-term debt-to-total capitalization ratio of 45%.

The Partnership has declared a quarterly distribution of $0.995 per unit ($3.98 per unit on an annualized basis) payable November 14, 2011 on its outstanding limited partner units. This distribution represents an increase of approximately 4.7% over the quarterly distribution paid in November 2010 and an increase of approximately 1.3% from the quarterly distribution paid in August 2011.

The Partnership will hold a conference call at 11:00 AM (Eastern) on Thursday, November 3, 2011 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth quarter and full year of 2011 as well as preliminary financial guidance for 2012. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and implied distributable cash flow (“DCF”).

Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. A full analysis of these types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

A reconciliation of EBITDA to net income and EBITDA to cash flows from operating activities for the periods presented are included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, November 3, 2011 to discuss the following items:

1.               The Partnership’s third-quarter 2011 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Updated financial and operating guidance for the fourth quarter and full year of 2011; and

5.               Preliminary 2012 adjusted EBITDA guidance and growth capital investments.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1059. International callers should dial 612-332-0530. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 217514.  The replay will be available beginning November 3, 2011, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) December 3, 2011.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA is also engaged in the development and operation of natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES	$8,837	$6,414	$25,390	$18,662

COSTS AND EXPENSES
Purchases and related costs	8,142	5,971	23,423	17,233
Field operating costs	217	176	638	510
General and administrative expenses	56	56	199	174
Depreciation and amortization	65	61	191	192
Total costs and expenses	8,480	6,264	24,451	18,109

OPERATING INCOME	357	150	939	553

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4	1	9	3
Interest expense	(62)	(64)	(190)	(183)
Other expense, net	(5)	(7)	(24)	(9)

INCOME BEFORE TAX	294	80	734	364
Current income tax benefit/(expense)	(7)	1	(25)	—
Deferred income tax benefit/(expense)	1	3	(3)	4

NET INCOME	288	84	706	368
Less: Net income attributable to noncontrolling interests	(7)	(3)	(18)	(5)
NET INCOME ATTRIBUTABLE TO PLAINS	$281	$81	$688	$363

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$224	$40	$528	$241
GENERAL PARTNER	$57	$41	$160	$122

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.48	$0.28	$3.53	$1.73

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.47	$0.28	$3.51	$1.72

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	149	136	147	136

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	150	137	148	137

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Transportation activities (Average Daily Volumes in thousands of barrels):
Tariff activities
All American	38	37	36	40
Basin	443	401	432	376
Capline	121	260	165	222
Line 63/Line 2000	126	108	114	110
Salt Lake City Area Systems (2)	142	143	139	136
Permian Basin Area Systems (2)	408	385	402	379
Mid-Continent Area Systems (2)	217	215	217	213
Manito	65	56	66	59
Rainbow	96	177	132	189
Rangeland	60	53	57	51
Refined products	104	110	99	117
Other	1,096	1,028	1,063	997
Tariff activities total	2,916	2,973	2,922	2,889
Trucking	109	99	104	94
Transportation activities total	3,025	3,072	3,026	2,983

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	71	62	69	61
Natural gas storage (average monthly capacity in billions of cubic feet)	75	50	69	46
LPG processing (average throughput in thousands of barrels per day)	16	17	14	14
Facilities activities total (average monthly capacity in millions of barrels) (3)	84	71	81	69

Supply & Logistics activities (Average Daily Volumes in thousands of barrels):
Crude oil lease gathering purchases	748	622	731	615
LPG sales	77	73	97	87
Waterborne cargos	27	91	28	79
Supply & Logistics activities total	852	786	856	781

(1) Volumes associated with acquisitions represent total volumes for the number of days or months (dependent on the calculation) we actually owned the assets divided by the number of days or months in the period.

(2) The aggregate of multiple systems in the respective areas.

(3) Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets	$4,190	$4,381
Property and equipment, net	7,271	6,691
Goodwill	1,663	1,376
Linefill and base gas	535	519
Long-term inventory	136	154
Investments in unconsolidated entities	194	200
Other, net	454	382
Total assets	$14,443	$13,703

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,126	$4,215
Senior notes, net of unamortized discount	4,261	4,363
Long-term debt under credit facilities and other	239	268
Other long-term liabilities and deferred credits	332	284
Total liabilities	8,958	9,130

Partners’ capital excluding noncontrolling interests	4,956	4,342
Noncontrolling interests	529	231
Total partners’ capital	5,485	4,573
Total liabilities and partners’ capital	$14,443	$13,703

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(In millions)

September 30,
2011 (1)
Short-term debt	$619
Long-term debt	4,500
Total debt	$5,119

Long-term debt	4,500
Partners’ capital	5,485
Total book capitalization	$9,985
Total book capitalization, including short-term debt	$10,604

Long-term debt-to-total book capitalization	45%
Total debt-to-total book capitalization, including short-term debt	48%

			December 31,
	December 31,		2010
	2010	Adjustment (1)	Adjusted
Short-term debt	$1,326	$466	$1,792
Long-term debt	4,631	(466)	4,165
Total debt	$5,957	$—	$5,957

Long-term debt	4,631	(466)	4,165
Partners’ capital	4,573	—	4,573
Total book capitalization	$9,204	$(466)	$8,738
Total book capitalization, including short-term debt	$10,530	$—	$10,530

Long-term debt-to-total book capitalization	50%		48%
Total debt-to-total book capitalization, including short-term debt	57%		57%

(1) Our $500 million, 4.25% senior notes will mature in September 2012 and thus are classified as short-term debt at September 30, 2011. These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility. The December 31, 2010 adjustment represents the portion of these senior notes that had been used to fund hedged inventory and would have been classified as short-term debt if funded on our credit facilities.

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$281	$81	$688	$363
Less: General partner’s incentive distribution paid (1)	(52)	(40)	(149)	(117)
Subtotal	229	41	539	246
Less: General partner 2% ownership (1)	(5)	(1)	(11)	(5)
Net income available to limited partners	224	40	528	241
Adjustment in accordance with application of the two-class method for MLPs (1)	(3)	(2)	(8)	(5)
Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$221	$38	$520	$236

Denominator:
Basic weighted average number of limited partner units outstanding	149	136	147	136
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	150	137	148	137

Basic net income per limited partner unit	$1.48	$0.28	$3.53	$1.73

Diluted net income per limited partner unit	$1.47	$0.28	$3.51	$1.72

(1) We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$288	$84	$706	$368
Add: Interest expense	62	64	190	183
Add: Income tax (benefit)/expense	6	(4)	28	(4)
Add: Depreciation and amortization	65	61	191	192
EBITDA	421	205	1,115	739
Selected items impacting comparability of EBITDA	(7)	59	13	45
Adjusted EBITDA	$414	$264	$1,128	$784

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$414	$264	$1,128	$784
Interest expense	(62)	(64)	(190)	(183)
Maintenance capital	(25)	(29)	(77)	(62)
Current income tax benefit/(expense)	(7)	1	(25)	—
Equity earnings in unconsolidated entities, net of distributions	2	1	7	1
Distributions to noncontrolling interests (1)	(12)	(5)	(35)	(10)
Other	—	—	(1)	—
Implied DCF	$310	$168	$807	$530

(1) Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flow from operating activities reconciliation
EBITDA	$421	$205	$1,115	$739
Current income tax benefit/(expense)	(7)	1	(25)	—
Interest expense	(62)	(64)	(190)	(183)
Net change in assets and liabilities, net of acquisitions	418	20	796	(143)
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	10	18	56	50
Net cash provided by operating activities	$780	$180	$1,752	$463

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333 Clay Street, Suite 1600          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$281	$81	$688	$363
Selected items impacting comparability of net income attributable to Plains	(7)	59	11	44
Adjusted Net Income Attributable to Plains	$274	$140	$699	$407

Net income available to limited partners in accordance with application of the two-class method for MLPs	$221	$38	$520	$236
Limited partners’ 98% of selected items impacting comparability	(7)	58	11	43
Adjusted limited partners’ net income	$214	$96	$531	$279

Adjusted basic net income per limited partner unit	$1.43	$0.70	$3.60	$2.05

Adjusted diluted net income per limited partner unit	$1.42	$0.70	$3.58	$2.04

Basic weighted average units outstanding	149	136	147	136

Diluted weighted average units outstanding	150	137	148	137

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